                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549


                                 FORM 8-K/A

                               AMENDMENT NO. 1
                                     TO
                                  FORM 8-K
                           FILED SEPTEMBER 20, 1996


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                       September 24, 1996 (July 19, 1996)


                            Suiza Foods Corporation
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   DELAWARE                     340-28130                       75-2559681
(STATE OR OTHER              (COMMISSION FILE                 (IRS EMPLOYER
JURISDICTION OF                   NUMBER)                  IDENTIFICATION NO.)
INCORPORATION)


                    3811 TURTLE CREEK BLVD., SUITE 1300
                          DALLAS, TEXAS 75219
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



           Registrant's telephone number, including area code:
                             (214) 528-0939

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

       GARRIDO & COMPANIA, INC.

         Report of Independent Auditors - KPMG Peat Marwick LLP . . .  Page F-2
         Consolidated Balance Sheets  . . . . . . . . . . . . . . . .  Page F-4
         Consolidated Statements of Earnings  . . . . . . . . . . . .  Page F-5
         Consolidated Statements of Changes in Stockholders Equity  .  Page F-6
         Consolidated Statements of Cash Flows  . . . . . . . . . . .  Page F-7
         Notes to Consolidated Financial Statements . . . . . . . . .  Page F-8

  (B)  PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma consolidated financial statements are filed with this report:

       Pro Forma Consolidated Statements of Earnings:
         Year Ended December 31, 1995 . . . . . . . . . . . . . . . .  Page F-16
         Six Months Ended June 30, 1996 . . . . . . . . . . . . . . .  Page F-17
       Pro Forma Consolidated Balance Sheet as of June 30, 1996 . . .  Page F-18

The unaudited pro forma financial data have been derived by the application of pro forma adjustments to the consolidated financial statements of Suiza Foods Corporation (the "Company" or the "Registrant"). The pro forma statement of earnings data represent income from continuing operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 and give effect to the July 19, 1996 acquisition of Garrido & Compania, Inc. ("Garrido") and the related borrowings to fund the acquisition as if such transactions had been consummated as of January 1, 1995. The pro forma consolidated balance sheet data give effect to the acquisition of Garrido and the related borrowings to fund the acquisition as if such transactions had been consummated as of June 30, 1996. The pro forma adjustments, which are described in the accompanying notes, are based on available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data should not be considered indicative of actual results that would have been achieved if the transactions given pro forma effect had been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period.

The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements of the Company and Garrido and the related notes thereto.

     (C)  EXHIBITS

         23.1  Consent of independent auditors

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  September 24, 1996        SUIZA FOODS CORPORATION



                                       By:  /s/ Tracy L. Noll
                                          -----------------------------------
                                                Tracy L. Noll
                                                CHIEF FINANCIAL OFFICER

                   GARRIDO & COMPANIA, INC. AND SUBSIDIARIES

                       Consolidated Financial Statements

                            June 30, 1996 and 1995

                    With Independent Auditors' Report Thereon

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Garrido & Compania, Inc. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Garrido & Compania, Inc. and Subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note 1 to the consolidated financial statements, effective July 19, 1996, Garrido & Compania, Inc.'s wholly-owned subsidiaries, Garrido Alto Grande Corp., Alto Grande Export Corp. and Guest Choice, Inc. merged with and into Garrido & Compania, Inc. Simultaneously on the same date, Garrido & Compania, Inc. was acquired by G Acquisition Corp., who changed its name to Garrido & Compania, Inc. These mergers and acquisition result in a new accounting entity whose financial statements are not included herewith.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Garrido & Compania, Inc. and Subsidiaries as of June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1996 in conformity with generally accepted accounting principles.

                                                                   (Continued)

As discussed in notes 1 and 7 to the consolidated financial statements, effective July 1, 1993, Garrido & Compania, Inc. and Subsidiaries changed their method of accounting for income taxes to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards
No. 109, ACCOUNTING FOR INCOME TAXES.



                                       KPMG Peat Marwick, LLP


San Juan, Puerto Rico
August 23, 1996

Stamp No. 1353935 of the Puerto Rico
Society of Certified Public Accountants
was affixed to the record copy of this report.

                   GARRIDO & COMPANIA, INC. AND SUBSIDIARIES

                         Consolidated Balance Sheets

                            June 30, 1996 and 1995

                     ASSETS                                           1996           1995
                     ------                                      -------------   ------------
Current assets:
  Cash and cash equivalents of $8,694,471
    in 1996 and $4,830,762 in 1995 (note 1)                      $  10,736,810   $  4,969,014
                                                                 -------------   ------------
  Accounts receivable:
  Trade (note 5)                                                     2,420,152      2,756,225
  Other                                                                 31,010        106,788
                                                                 -------------   ------------
                                                                     2,451,162      2,863,013
  Less allowance for doubtful accounts                                 100,000           -
                                                                 -------------   ------------
    Accounts receivable, net                                         2,351,162      2,863,013

  Inventories (notes 3 and 5)                                        1,893,681      2,141,911
  Other prepaid expenses                                                29,149        187,554
                                                                 -------------   ------------
    Total current assets                                            15,010,802     10,161,492
                                                                 -------------   ------------
Investments in government securities                                    11,229         14,062
                                                                 -------------   ------------
Property and equipment, at cost (notes 2, 4 and 5)                   4,099,079      5,193,094
  Less accumulated depreciation and amortization                     2,570,627      3,341,099
                                                                 -------------   ------------
    Property and equipment, net                                      1,528,452      1,851,995

Other assets, including unamortized cost of intangibles of
  $97,335 in 1996 and $129,896 in 1995 (note 2)                        121,245        177,913
                                                                 -------------   ------------
                                                                 $  16,671,728   $ 12,205,462
                                                                 -------------   ------------
                                                                 -------------   ------------
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to banks (notes 1 and 5)                         $   2,115,000   $    217,616
  Current installments of long-term debt (notes 1 and 5)               711,429        711,428
  Current portion of notes payable to former
    stockholders (notes 1 and 5)                                       188,314        143,759
  Accounts payable and accrued expenses (note 2)                     1,083,607        736,368
  Income taxes payable (note 7)                                        265,088         90,849
                                                                 -------------   ------------
      Total current liabilities                                      4,363,438      1,900,020
Long-term debt, excluding current installments (notes 1 and 5)       1,499,523      2,210,952
Notes payable to former stockholders, excluding
    current portion (notes 1 and 5)                                    469,269        664,853
Deferred income taxes (note 7)                                          34,277        788,598
Other liabilities (note 2)                                                -            85,000
                                                                 -------------   ------------
      Total liabilities                                              6,366,507      5,649,423
                                                                 -------------   ------------
Stockholders' equity:
  Common stock, $100 par value.  Authorized 10,000
    shares; 586 shares issued and outstanding (note 5)                  58,600         58,600
  Retained earnings                                                 10,246,621      6,497,439
                                                                 -------------   ------------
      Total stockholders' equity                                    10,305,221      6,556,039

Commitments and contingencies (notes 6, 7 and 8)
                                                                 -------------   ------------
                                                                 $  16,671,728   $ 12,205,462
                                                                 -------------   ------------
                                                                 -------------   ------------

See accompanying notes to consolidated financial statements.

                 GARRIDO & COMPANIA, INC. AND SUBSIDIARIES

                   Consolidated Statements of Earnings

                 Years ended June 30, 1996, 1995 and 1994

                                        1996          1995            1994
                                    -----------    -----------    -----------
Net sales                           $26,219,899    $25,803,634    $24,747,415
Cost of sales                        17,793,564     18,200,625     17,571,451
                                    -----------    -----------    -----------
    Gross profit                      8,426,335      7,603,009      7,175,964

Selling, general and
 administrative expenses
 (notes 6 and 8)                      5,034,182      4,493,311      4,968,225
                                    -----------    -----------    -----------
    Operating income                  3,392,153      3,109,698      2,207,739

Other income/(expenses):
  Interest expense (notes 2 and 5)     (299,885)      (353,439)      (422,965)
  Other, net                            327,450         56,028         12,610
                                    -----------    -----------    -----------
    Total other income/
     (expense), net                      27,565       (297,411)      (410,355)
                                    -----------    -----------    -----------

    Earnings before income taxes
      and cumulative effect of
      change in accounting
      principle                       3,419,718      2,812,287      1,797,384
                                    -----------    -----------    -----------

Income taxes (note 7)
  Current                              (424,857)      (336,077)      (254,358)
  Deferred                              754,321       (134,260)       (34,910)
                                    -----------    -----------    -----------
                                        329,464       (470,337)      (289,268)
                                    -----------    -----------    -----------
    Earnings before cumulative
     effect of change in
     accounting principle             3,749,182      2,341,950      1,508,116
                                    -----------    -----------    -----------
Cumulative effect at July 1, 1993
 of change in accounting principle
 (notes 1 and 7)                              -              -       (103,074)
                                    -----------    -----------    -----------
    Net earnings                    $ 3,749,182    $ 2,341,950    $ 1,405,042
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------
Earnings per share of common
 stock (note 1):
  Before cumulative effect of
   change in accounting principle   $    6,398     $     3,997    $     2,356

  Cumulative effect of change in
   accounting principle (notes 1
   and 7)                                     -              -           (161)
                                    -----------    -----------    -----------
    Net earnings per share (note 1) $     6,398    $     3,997    $     2,195
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------

See accompanying notes to consolidated financial statements.

                   GARRIDO & COMPANIA, INC. AND SUBSIDIARIES

         Consolidated Statements of Changes in Stockholders' Equity

                         June 30, 1996, 1995 and 1994


                                                                    Total
                                         Common     Retained     Stockholders'
                                          Stock     Earnings        Equity
                                         -------   -----------   -------------
Balance at June 30, 1993                 $65,100   $ 3,493,947    $ 3,559,047

Net earnings                                   -     1,405,042      1,405,042

Acquisition and cancellation of
 65 shares of common stock (note 5)       (6,500)     (743,500)      (750,000)
                                         -------   -----------   -------------

Balance at June 30, 1994                  58,600     4,155,489      4,214,089

Net earnings                                   -     2,341,950      2,341,950
                                         -------   -----------   -------------

Balance at June 30, 1995                  58,600     6,497,439      6,556,039

Net earnings                                   -     3,749,182      3,749,182
                                         -------   -----------   -------------

Balance at June 30, 1996                 $58,600   $10,246,621    $10,305,221
                                         -------   -----------   -------------
                                         -------   -----------   -------------



See accompanying notes to consolidated financial statements.

                   GARRIDO & COMPANIA, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                    Years ended June 30, 1996, 1995 and 1994
                Increase/(Decrease) in Cash and Cash Equivalents

                                                     1996          1995           1994
                                                  -----------   -----------   -----------
Cash flows from operating activities:
  Net earnings                                    $ 3,749,182   $ 2,341,950   $ 1,405,042
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Depreciation and amortization                     543,277       633,298       656,814
    Deferred income taxes                            (754,321)      134,260       137,984
    Net gain/(loss) in disposition of property
     and equipment                                      8,144             -        (1,800)
    Amortization on discount on notes payable to
     former stockholders                               10,092        10,396        10,613
    Change in assets and liabilities:
      Decrease/(increase) in accounts receivable,
       net                                            511,851      (427,983)     (252,874)
      Decrease/(increase) in inventories              248,230     4,371,240    (1,954,132)
      Decrease in prepaid income tax                                      -        23,357
      Decrease/(increase) in other prepaid
       expenses                                       158,405       111,003       (70,319)
      Decrease/(increase) in other assets              48,144       (37,071)        4,668
      Increase/(decrease) in accounts payable and
       accrued expenses                               347,239       (49,710)      205,368
      Decrease in obligation under capital lease            -       (19,266)      (19,202)
      Increase/(decrease) in other liabilities        (85,000)      (85,000)     (149,876)
      Increase in income tax payable                  174,239         1,373        89,476
                                                  -----------   -----------   -----------
        Total adjustments                           1,210,300     4,642,540    (1,319,923)
                                                  -----------   -----------   -----------
        Net cash provided by operating activities   4,959,482     6,984,490        85,119
                                                  -----------   -----------   -----------
Cash flows from investing activities:
  Principal returns on investment in government
   securities                                           2,833         3,343         2,765
  Proceeds on sale of property and equipment            1,000         8,600         3,100
  Capital expenditures for additions to property
   and equipment                                     (220,354)     (312,544)     (261,299)
                                                  -----------   -----------   -----------
        Net cash used in investing activities        (216,521)     (300,601)     (255,434)
                                                  -----------   -----------   -----------
Cash flows from financing activities:
  Net borrowings under various lines of credit
   agreements and demand notes payable              8,048,242     1,700,000       962,269
  Payments of long-term debt and note payable to
   bank                                            (6,862,287)   (3,215,049)     (565,476)
  Payments on principal of notes payable to
   former stockholders                               (161,120)     (351,370)      (46,886)
  Acquisition and cancellation of common stock              -             -      (269,123)
                                                  -----------   -----------   -----------
        Net cash provided by/(used in) financing
         activities                                 1,024,835    (1,866,419)       80,784
                                                  -----------   -----------   -----------
Net increase/(decrease) in cash (note 9)            5,767,796     4,817,470       (89,531)
Cash and cash equivalents at beginning of year      4,969,014       151,544       241,075
                                                  -----------   -----------   -----------
Cash and cash equivalents at end of year          $10,736,810   $ 4,969,014   $   151,544
                                                  -----------   -----------   -----------
                                                  -----------   -----------   -----------


See accompanying notes to consolidated financial statements.

                   GARRIDO & COMPANIA, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 1996 and 1995


(1) NATURE OF BUSINESS, AFFILIATION, SUBSEQUENT EVENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     Garrido & Compania, Inc. and its subsidiaries (the Company)are mainly engaged in the processing and roasting of raw coffee for sale and distribution under the tradenames of Cafe Crema, Cafe Adjuntas, Cafe Pilon, Cafe Expreso, Cafe Alto Grande and under Executive and Aroma Coffee Break Services. In addition, the Company exports certain products to be sold outside the United States' territories, such as Japan, Sweden, and other European countries, which currently represents less than 10% of sales.

     AFFILIATION

     The Company is 100% owner of the outstanding common stock of Garrido Alto Grande Corp. (GAGC), Alto Grande Export Corp. (AGEC) and Guest Choice, Inc.
     (GC).

     Guest Choice, Inc. was incorporated under the laws of Puerto Rico on February 8, 1996, and will be engaged in providing and servicing coffee to hotels and other businesses in Puerto Rico, the United States and the Caribbean. Guest Choice, Inc. main offices are located in the state of Arizona. Guest Choice, Inc. did not have any sales during 1996, and total assets related to these operations amounted to approximately $1,122,000 as of June 30, 1996.

     SUBSEQUENT EVENTS

     Effective July 19, 1996, Garrido & Compania, Inc. and subsidiaries were acquired by G Acquisition Corp., a wholly-owned subsidiary of Suiza Foods Corporation through the purchase of all of its outstanding common stock. Simultaneously, Garrido & Compania, Inc. merged with and into its wholly-owned subsidiaries. Subsequent to the mergers and acquisition, G Acquisition Corp. changed its name to Garrido & Compania, Inc.

     The abovementioned mergers and acquisition result in a new accounting entity after June 30, 1996 whose financial statements are not included herewith. The accompanying consolidated financial statements relate to the Company and its subsidiaries as of June 30, 1996, which is prior to the effectiveness of the mergers and acquisition of July 19, 1996.

     As a part of the aforementioned transactions, on or about July 19, 1996 all the outstanding long-term debt, including certain term loans, revolving and temporary lines of credit, notes payable to former stockholders and other notes payable included as part of other liabilities in the consolidated balance sheets at June 30, 1996, were assumed and paid in full by the stockholders of the Company.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  BASIS OF CONSOLIDATION

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the preparation of the consolidated financial statements.

     (b)  INVENTORIES

          Inventories are stated at the lower of cost (average cost) or market (net realizable value). For finished goods inventories, the cost is comprised of the cost of coffee, the cost of packaging material and the cost of labor and overhead.

     (c)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Major renewals and betterments are charged to property accounts. Replacements, maintenance and repairs which do not improve or extend the life of the respective assets are charged to expense.

     (d)  DEPRECIATION AND AMORTIZATION

          Depreciation and amortization are provided over the estimated useful life of the respective assets under the straight-line method. Useful lives of the depreciable assets fluctuate from 3 to 20 years. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset.

     (e)  INTANGIBLES

          Intangibles consist primarily of customer lists, benefits from covenants not to compete, trademarks, confidential formulas, right of use of water wells and others. The cost of these intangible assets are being amortized over their estimated useful lives under the straight-line method.

     (f)  INCOME TAXES

          Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, and reported the cumulative effect of that change in the method of accounting for income taxes in the 1994 consolidated statement of earnings.

          Statement No. 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (g) CASH EQUIVALENTS

          For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash equivalents for 1996 and 1995 consist of U.S. Treasury bills amounting to $8,694,471 and $4,830,762, respectively, with market value of $8,752,487 and $4,860,338, respectively. Management has the ability and intent to hold these cash equivalents until maturity.

     (h)  NET EARNINGS PER COMMON SHARE

          Net Earnings per common share is based upon the weighted average number shares of common stock outstanding during the year, which equals 586 shares for 1996 and 1995 and 640 shares for 1994.

     (i)  FAIR VALUE OF FINANCIAL INSTRUMENTS

          The Company's financial instruments include cash and cash equivalents, trade and other receivables, investments, trade accounts payable, other accrued liabilities, notes payable to banks and others and long-term debt. At June 30, 1996 the carrying value of all financial instruments approximated their fair value, due to their nature.

          Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainty and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     (j)  USE OF ESTIMATES

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (k)  RECLASSIFICATION

          Certain reclassifications have been made to the 1995 figures in order to conform them with the 1996 consolidated financial statements.

(2)  ASSET ACQUISITIONS

     During 1991, the Company acquired certain assets from an unrelated party. Of the total purchase price, $510,000 is payable in annual installments of $85,000, plus interest, through 1996. Interest rate fluctuates between 9% or prime rate, whichever is lower. As of June 30, 1996 and 1995, the unpaid principal balance amounted to $85,000 and $170,000 respectively, of which $85,000 is included in accounts payable and accrued expenses and the remaining balance in 1995 is included in other liabilities. The liability is secured by the assets acquired. As stated in note 1, amounts outstanding at June 30, 1996 were subsequently paid on or about July 19, 1996.

     During 1990, the Company also acquired certain assets from an unrelated party. Of the total purchase price, $154,463 remained unpaid at June 30, 1995 and is included in accounts payable. Such amount was paid in full during 1996.

(3)  INVENTORIES

     Inventories at June 30, 1996 and 1995 consist of the following:

                                             1996            1995
                                             ----            ----
          Raw coffee                     $   925,176     $ 1,381,553
          Finished goods                     623,063         514,133
          Bags, labels and supplies          345,442         246,225
                                         -----------     -----------
                                         $ 1,893,681     $ 2,141,911
                                         -----------     -----------
                                         -----------     -----------

(4)  PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 1996 and 1995 consist of the following:

                                              1996            1995
                                              ----            ----
          Land                           $   157,464     $   157,464
          Building                           723,488         727,109
          Machinery and equipment          2,379,515       2,914,072
          Motor vehicles                     294,544         575,244
          Data processing equipment          115,181         114,677
          Furniture and fixtures             110,584         318,968
          Leasehold improvements             318,303         385,560
                                         -----------     -----------
               Total                     $ 4,099,079     $ 5,193,094
                                         -----------     -----------
                                         -----------     -----------

(5)  INDEBTEDNESS

     Long-term debt at  June 30, 1996 and 1995 consists of the following:

                                                               1996          1995
                                                               ----          ----
          Term loan payable to bank in monthly
           installments of $5,952, plus interest,
           through 1998.  Interest rate fluctuates
           based on the prime interest rate, which at
           June 30, 1996 was 8.25%.  Term loan
           payable is partially secured by land and
           property of the Company.                        $   130,952     $   202,380

          Term loan payable to bank in quarterly
           installments of $160,000 through 2000
           secured by trade receivables and
           inventories.  Interest rate fluctuates based
           on prime rate plus 1/2%, floating.                2,080,000       2,720,000
                                                           -----------     -----------

                                                             2,210,952       2,922,380
          Less current installments                            711,429         711,428
                                                           -----------     -----------
          Long-term debt, excluding current
           installments                                    $ 1,499,523     $ 2,210,952
                                                           -----------     -----------
                                                           -----------     -----------

     Notes payable to banks represent advances under revolving and temporary lines of credit with a commercial bank amounting to $5,500,000. Withdrawals, under these credit facilities can be made under a Master Promissory Note and will be available for letters of credit and guarantee letters. These facilities will be available to cover working capital needs and for buying coffee directly from suppliers. Advances from such lines of credit amounting to $2,115,000 in 1996 and $217,616 in 1995 are secured by the personal guarantee of the Company's stockholders. These obligations bear interest at 6.66%.

     Notes payable to former stockholders consist of a 6% subordinated note payable in monthly installments of $7,750, including interest, through June 1, 2007. Aggregate unpaid principal balance of these notes was $640,316 and $693,164 as of June 30, 1996 and 1995, respectively. The notes are presented net of unamortized discounts amounting to $53,743 in 1996 and $63,836 in 1995 which were originally computed based on the prime interest rates at the time of their issuance. During 1994, the Company acquired and canceled 65 shares of common stock from a former stockholder for $750,000. At the date of the purchase $269,123 were paid and the rest was financed through a $480,877 noninterest bearing note payable in monthly installments of $8,333 through April 1997. Unpaid balances as of June 30, 1996 and 1995 are $71,010 and $179,284, respectively.

     As stated in note 1, on or about July 19, 1996 all the aforementioned outstanding long-term debt, notes payable to banks and notes payable to former stockholders amounting to $4,983,535 at June 30, 1996 were assumed and paid in full by the Company's stockholders.

(6)  RELATED PARTY TRANSACTIONS

     The Company leases certain of its production and office facilities in premises owned by a related party under a ten (10) year operating lease agreement expiring in April 2005. The annual minimum lease expense is approximately $62,000.

(7)  INCOME TAX AND TAX EXEMPTIONS

     Pursuant to the 1987 Puerto Rico Tax Incentives Act, Garrido Alto Grande Corp. (GAGC) has been granted partial tax exemption from the Commonwealth of Puerto Rico income, property and municipal taxes with respect to a portion of its operations up to year 2011.

     During 1996, the Company and Garrido Alto Grande Corp. have been granted partial tax exemption under Law No. 225, AGRICULTURAL TAX INCENTIVES ACT OF 1995, of the Commonwealth of Puerto Rico. Under subject law, the companies are 100% exempt from property and municipal taxes, effective for part of the year ended June 30, 1996. Furthermore, effective for taxable year ending June 30, 1997, the companies will be entitled to a 90% exemption on income taxes related to their agricultural business income.

     The dollar effect of the income tax saving related to the partial tax exemption for the years ended June 30, 1996, 1995 and 1994 are $1,067,580, $552,781 and $341,453, respectively. Per share amounts of such income tax savings are $1,822 in 1996, $943 in 1995 and $534 in 1994.

     As discussed in note 1, the Company adopted Statement No. 109 as of July 1, 1993. The cumulative effect of this change in accounting for income taxes amounting to $103,074 was determined as of July 1, 1993 and is reported separately in the consolidated statement of earnings for the year ended June 30, 1994.

     Income tax benefit/(expense) for the years ended June 30, 1996, 1995 and 1994 consists of:

                           1996            1995            1994
                       -----------     -----------     -----------
          Current      $  (424,857)    $  (336,077)    $  (254,358)
          Deferred         754,321        (134,260)        (34,910)
                       -----------     -----------     -----------
                       $   329,464     $  (470,337)    $  (289,268)
                       -----------     -----------     -----------
                       -----------     -----------     -----------

     Deferred income tax expense for 1995 and 1994 is mainly related to the use of flexible depreciation for income tax purposes and straight-line depreciation for consolidated financial statement purposes, and the tax effect for consolidated financial statements of current undistributed earnings of subsidiaries as required by Statement No. 109. The 1996 deferred tax benefit arises from a reduction in the Company's effective tax rate after considering the future tax effect of the 90% income tax exemption under Law No. 225 referred to above and the reversal of prior years deferred tax liability related to undistributed earnings, which will not be paid due to the transactions described in note 1.

     Income tax expense for the years ended June 30, 1996, 1995 and 1994 differs from the amounts computed by applying the Company's Puerto Rico effective income tax rate to pretax accounting income from operations as a result of the following:

                                              1996         1995          1994
                                           ----------   ----------   ----------
     Provision computed on pretax
       accounting income, net of the
       GAGC tax exemption                  $  236,686   $  236,942   $  116,469
     Add/(deduct) tax effect on the
       following items:
         Nondeductible expenses                44,064       17,140       14,475
         Excess of depreciation per
           financial statements over
           depreciation for tax purposes      179,406       77,696      121,472
         Tax-exempt interest income
           and others                         (35,299)       4,299        1,942
                                           ----------   ----------   ----------
           Puerto Rico income tax
             current                       $  424,857   $  336,077   $  254,358
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------
     Deferred income tax expense/
       (benefit) is composed as follows:
         Reversal of temporary difference
           related to flexible depreciation
           and the effect of income
           tax exemption under Law No. 225 $ (336,170)  $  (77,696)  $ (121,472)
         Unamortized discounts and
           others                             (21,855)     (23,406)      (4,552)
         Undistributed earnings of
           wholly-owned subsidiary           (396,296)     235,362      160,934
                                           ----------   ----------   ----------
           Puerto Rico deferred income tax
             expense/(benefit)             $ (754,321)  $  134,260   $   34,910
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------

     The tax effect of temporary differences that give rise to significant portions of deferred income tax liabilities at June 30, 1996 and 1995 are presented below:

                                             1996           1995
                                           ---------     ----------
     Flexible depreciation for tax
       purposes                            $  32,181     $  368,351
     Unamortized discount on notes
       payable to stockholders                 2,096         23,951
     Undistributed earnings of wholly-
       owned subsidiary                         -           396,296
                                           ---------     ----------
                                           $  34,277     $  788,598
                                           ---------     ----------
                                           ---------     ----------

     As of June 30, 1996, the Company is being audited by the Treasury Department of the Commonwealth of Puerto Rico for the year 1993. Management believes that no significant deficiencies will result from this audit. However, as per the terms of the purchase agreement related to the acquisition as stated in note 1, any deficiencies will be assumed and paid by the Company's stockholders.

     As of June 30, 1996, the Company has a net operating loss (NOL) of $94,019 related to the 1996 operations of Guest Choice, Inc., available to offset future taxable income, if any, related to the Guest Choice operations. No deferred tax asset is recognized due to the fact that the realization of the NOL is uncertain.

(8)  COMMITMENTS AND CONTINGENCIES

     The Company leases certain building facilities for the operations of coffee break services under a noncancellable operating lease, expiring in April 1998. Rent expense under such lease agreement for the year ended June 30, 1996 was approximately $43,000 and for 1995 and 1994 was approximately $41,000. The future minimum lease payments under this noncancellable operating lease amounted to approximately $78,833.

     The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(9)  SUPPLEMENTAL INFORMATION ON CASH FLOWS

     During the years ended June 30, 1996, 1995 and 1994, the Company made the following cash payments and noncash transactions:

                                            1996         1995         1994
                                          ---------    ---------    ---------
     Interest payments                    $ 316,712    $ 329,919    $ 417,190
                                          ---------    ---------    ---------
                                          ---------    ---------    ---------
     Income tax payments                  $ 264,881      334,704      125,194
                                          ---------    ---------    ---------
                                          ---------    ---------    ---------
     Acquisition and cancellation of 65
       shares of common stock financed
       through the issuance of a notes
       payable (note 5)                   $     -      $     -      $ 480,877
                                          ---------    ---------    ---------
                                          ---------    ---------    ---------

                            SUIZA FOODS CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1995
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                      HISTORICAL
                                --------------------
                                    THE                 PRO FORMA
                                  COMPANY    GARRIDO   ADJUSTMENTS  PRO FORMA


Net sales                        $ 430,466   $26,226  $      -      $ 456,692
Costs of sales                     312,633    17,242       (84)(a)    329,791
                                 ---------   -------                ---------
  Gross profit                     117,833     8,984                  126,901

Operating expenses:
  Selling and distribution          64,289     2,506       (15)(a)     66,780
  General and administrative        19,277     2,041       (13)(a)     21,305
  Amortization of intangibles        3,703         -       499 (b)      4,202
                                ----------   -------                 --------
  Total operating expenses          87,269     4,547                   92,287
                                ----------   -------                 --------
  Operating income                  30,564     4,437                   34,614

Other (income) expense
  Interest expense                  19,921       349     2,083 (c)     22,353
  Merger and other costs            10,238                             10,238
  Other expense                       (469)     (110)                    (579)
                                 ---------   -------                ---------
    Total other (income)
     expense                        29,690       239                   32,012
                                 ---------   -------                ---------
Income (loss) before income
 taxes                                 874     4,198                    2,602

Income taxes                         2,450       589        16 (d)      3,055
                                 ---------   -------                ---------
Income (loss) from continuing
 operations                      $  (1,576)  $ 3,609                $    (453)
                                 ---------   -------                ---------
                                 ---------   -------                ---------
Income (loss) per share from
 continuing operations           $   (0.26)                         $   (0.07)
                                 ---------                          ---------
                                 ---------                          ---------

Weighted average shares
 outstanding                     6,109,398                          6,109,398
                                 ---------                          ---------
                                 ---------                          ---------

     (a) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:

               Cost of sales                          $  (84)
               Selling and distribution                  (15)
               General and administration                (13)
                                                      ------
                                                      $ (112)
                                                      ------
                                                      ------

     (b)  Amortization of goodwill over 40 years.

     (c) Pro forma interest expense on the average outstanding balance of new borrowings used to fund the acquisition at an assumed annual interest rate of 7.25%, net of the reduction of historical interest expense related to the historical debt repaid.

     (d) Estimated pro forma adjustment to reflect income taxes at the Company's estimated effective tax rate for this operation of 35%.

                            SUIZA FOODS CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                    HISTORICAL
                               ---------------------
                                   THE                 PRO FORMA
                                 COMPANY    GARRIDO   ADJUSTMENTS   PRO FORMA

Net sales                       $ 225,307   $13,228    $   -        $ 238,535
Costs of sales                    165,917     8,982      (42)(a)      174,857
                                ---------   -------                 ---------
  Gross profit                     59,390     4,246                    63,678

Operating expenses:
  Selling and distribution         32,682     1,428       (8)(a)       34,102
  General and administrative        9,805     1,163       (6)(a)       10,962
  Amortization of intangibles       1,960         -      250 (b)        2,210
                                ---------   -------                 ---------
  Total operating expenses         44,447     2,591                    47,274
                                ---------   -------                 ---------
    Operating income               14,943     1,655                    16,404

Other (income) expense
  Interest expense                  8,488       131      979 (c)        9,598
  Merger and other costs                                                    -
  Other expense                      (252)     (237)                     (489)
                                ---------   -------                 ---------
    Total other (income)
     expense                        8,236      (106)                    9,109
                                ---------   -------                 ---------
Income before income taxes          6,707     1,761                     7,295

Income taxes                        1,771      (478)     684 (d)        1,977
                                ---------   -------                 ---------
Income from continuing
 operations                     $   4,936   $ 2,239                 $   5,318
                                ---------   -------                 ---------
                                ---------   -------                 ---------
Income per share from
 continuing operations          $    0.58                           $    0.63
                                ---------                           ---------
                                ---------                           ---------

Weighted average shares
 outstanding                    8,455,332                           8,455,332
                                ---------                           ---------
                                ---------                           ---------

     (a) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:

                 Cost of sales                     $(42)
                 Selling and distribution            (8)
                 General and administration          (6)
                                                   ----
                                                   $(56)
                                                   ----
                                                   ----

     (b)  Amortization of goodwill over 40 years.

     (c) Pro forma interest expense on the average outstanding balance of new borrowings used to fund the acquisition at an assumed annual interest rate of 7.25%, net of the reduction of historical interest expense related to the historical debt repaid.

     (d) Estimated pro forma adjustment to reflect income taxes at the Company's estimated effective tax rate for this operation of 35%.

                          SUIZA FOODS CORPORATION
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF JUNE 30, 1996
                               (IN THOUSANDS)

                                    HISTORICAL
                                ------------------
                                  THE                 PRO FORMA
                                COMPANY    GARRIDO   ADJUSTMENTS  PRO FORMA
CURRENT ASSETS:
  Cash and cash equivalents     $  1,179   $10,737  $   (600)(a)  $ 11,316
  Accounts receivable, net        33,670     2,351                  36,021
  Inventories                     12,245     1,894                  14,139
  Prepaid expenses and other
   current assets                  1,644        29                   1,673
  Deferred income taxes            1,587         -                   1,587
                                --------   -------                --------
  Total current assets            50,325    15,011                  64,736

PROPERTY AND EQUIPMENT            95,955     1,528       861 (b)    98,344
INTANGIBLE AND OTHER ASSETS       91,693       132    19,830 (b)   111,655
                                --------   -------                --------
TOTAL ASSETS                    $237,973   $16,671                $274,735
                                --------   -------                --------
                                --------   -------                --------
CURRENT LIABILITIES
  Accounts payable and
   accrued expenses             $ 29,998   $ 1,083  $      -      $ 31,081
  Income taxes payable             1,023       265                   1,288
  Current portion of
   long-term debt                  9,556     3,015    (2,015)(a)    10,556
                                --------   -------                --------
  Total current liabilities       40,577     4,363                  42,925

LONG TERM DEBT                   134,334     1,968    32,388 (a)   168,690
DEFERRED INCOME TAXES              2,273        34        24 (b)     2,331
STOCKHOLDERS' EQUITY
  Common stock                       101        59       (59)(b)       101
  Additional paid-in capital      79,593                            79,593
  Retained earnings (deficit)    (18,905)   10,247   (10,247)(b)   (18,905)
                                --------   -------                --------
  Total stockholders' equity      60,789    10,306                  60,789
                                --------   -------                --------
  TOTAL LIABILITIES AND EQUITY  $237,973   $16,671                $274,735
                                --------   -------                --------
                                --------   -------                --------

     (a) On July 19, 1996, the Company completed the acquisition of all the outstanding common stock of Garrido for a total purchase price of approximately $31.0 million, including expenses and acquired cash, net of debt repaid, as follows (in thousands):

               Cash                                       $   600
               Credit agreement borrowings
                 Current portion                            1,000
                 Long-term portion                         34,356
               Repayment of existing indebtedness
                 Current portion                           (3,015)
                 Long-term portion                         (1,968)
                                                          -------
                                                          $30,973
                                                          -------
                                                          -------

     (b) The above purchase resulted in an excess of the purchase price over the historical net assets acquired which was allocated to the net assets acquired as follows:

               Total purchase price                       $30,973
               Historical carrying value of net
                assets acquired                            10,306
                                                          -------
               Excess of purchase price over
                historical carrying value                 $20,667
                                                          -------
                                                          -------
               Allocation of excess purchase price:
                 Excess fair value of property and
                  equipment                               $   861
                 Intangible assets, primarily goodwill     19,830
                 Deferred tax liabilities                     (24)
                                                          -------
                                                          $20,667
                                                          -------
                                                          -------

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
- -------                          -----------

23.1         Consent of Independent Auditors